Promissory Note

Scottsdale, Arizona 85260

$10,400,000.00 as of March 14, 2019

FOR VALUE RECEIVED, Enlight Group II, LLC, a Delaware limited liability company (“Borrower”), hereby promises to pay to the order of Jagemann Stamping Company, a Wisconsin corporation (collectively with any and all of its permitted successors and assigns and/or any other holder of this Note, “Lender”), without offset, in immediately available funds in lawful money of the United States of America, without counterclaim or setoff and free and clear of, and without any deduction or withholding for, any taxes or other payments), at 5757 West Custer Street, Manitowoc, WI 54220, the principal sum of Ten Million Four Hundred Thousand & 00/100 Dollars ($10,400,000.00) (this “Note”), if that amount is less (the aggregate unpaid principal balance of this Note is referred to herein, from time to time, as the “Principal Debt”), together with interest on the Principal Debt, from day to day outstanding as hereinafter. The loan evidenced by this Note is referred to herein as the “Loan”. Unless otherwise defined herein, capitalized terms used in this Note shall have the meanings given such terms in the Loan Agreement.

Section 1. Payment Schedule and Maturity Date. Prior to the Maturity Date (as hereinafter defined), accrued and unpaid interest on the outstanding amount due and owing as evidenced by this Note shall be paid monthly in arrears on the fifteenth (15th) day of each month commencing on April 15, 2019. The entire principal balance of this Note then unpaid, together with all accrued and unpaid interest and all other amounts payable hereunder and under the other loan documents related to this Note (including the Security Agreement, herein the “Loan Documents”), shall be due and payable in full on July 15, 2019 (the “Initial Maturity Date”), or, if the Initial Maturity Date is extended pursuant to the terms of this Note, excluding the first Two Million & 00/100 Dollars ($2,000,000.00) (“Interim Payment”) for which no extension is provided pursuant to Section 2 below, the Maturity Date (as hereinafter defined. The maturity date for the Interim Payment shall be April 30, 2019 (“Initial Payment Maturity Date”).

(a)	Security. Borrower hereby grants Lender a continuing security interest in the Equipment as defined in Section 2.01(a) of the Amended APA in order to secure the timely payment of all of the debts, liabilities and obligations arising under the Note and such Security Agreement. Borrower agrees to execute all documents reasonably necessary for Lender to perfect this security interest. Lender agrees to release such security interest promptly upon satisfaction of the debt arising under the Note.

(b)	Refinance – Prompt Payment. Borrower agrees that it is required to be pay this Loan in full (including the Principal Debt and all accrued interest) promptly upon successfully refinancing the Equipment. Lender agrees to provide all necessary supporting information and execute all documents reasonably necessary for Borrower to successfully refinance the Equipment under terms acceptable to Borrower.

(c)	Guaranty. AMMO, Inc., the sole member/manager of Borrower (“Guarantor”), hereby independently, jointly and severally guarantees Borrower’s payment of the financial and other obligations arising hereunder in this Note. The Guarantor acknowledges that this is a guaranty of payment and not a guaranty of collection.

Section 2. Extension Option. Excluding the first Two Million & 00/100 Dollars ($2,000,000.00) for which no extension is provided as set forth above in Section 1, Borrower shall have a single option to extend the Initial Maturity Date for payment of the balance thereafter due under the Loan Documents to the date that is sixty (60) days after the Initial Maturity Date (the “Extended Maturity Date”; the Initial Maturity Date, as so extended is referred to herein as the “Maturity Date”), upon and subject to the following terms and conditions, unless otherwise agreed to or waived by Lender in writing: Borrower shall have the option to extend the Initial Maturity Date of this Note to September 15, 2019 (the “ Extended Maturity Date”), upon and subject to the following terms and conditions, unless otherwise agreed to or waived by Lender in writing:

(a) Borrower shall request that Lender extend the Maturity Date to the Extended Maturity Date by written notice (“Extension Notice”) to Lender to be received by Lender not more than sixty (60) days, and not less than fifteen (15) days, prior to the Initial Maturity Date.

(b) As of the date Lender receives the Extension Notice and at the Initial Maturity Date, there shall not exist any Event of Default (as hereinafter defined), nor shall there exist any default which after notice and/or lapse of time would constitute an Event of Default.

(c) Whether the Maturity Date is extended pursuant to the Extension Notice, Borrower shall pay all out-of-pocket costs and expenses incurred by Lender in connection with the proposed extension, including, without limitation, appraisal fees, environmental audit and attorneys’ fees and expenses actually incurred by Lender upon demand by Lender, it being agreed that any failure to pay such amounts shall constitute a default under this Note.

(d) All applicable regulatory requirements (if any), including appraisal requirements, shall have been satisfied with respect to such extension.

(e) Not later than the Initial Maturity Date, Borrower, Guarantor (if any), Lender, and all other parties reasonably deemed necessary by Lender (such as any permitted subordinate lienholders, tenants of the Property and permanent lenders (if any)) shall enter into such documentation as may be reasonably required by Lender to evidence such extension.

If the foregoing conditions are satisfied, and the term of the Loan is extended to the Extended Maturity Date, all terms and conditions of this Note shall continue to apply to such extended term except to the extent agreed upon in writing by Borrower and Lender.

Section 3. Interest.

Section 3.1 Interest Rates. The Principal Debt from day to day outstanding that is not past due shall bear interest at a rate per annum equal to the following, as applicable:

(a) For the applicable Interest Period (as hereinafter defined), the applicable LIBOR Rate (as hereinafter defined); and

(b) If the LIBOR Rate is unavailable or not applicable, then the Base Rate (as hereinafter defined).

Section 3.2 Computations and Determinations. All interest shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day). Lender shall determine each interest rate applicable to the Principal Debt in accordance with this Note and its determination thereof shall be conclusive in the absence of manifest error. The books and records of Lender shall be conclusive evidence, in the absence of manifest error, of all sums owing to Lender from time to time under this Note, but the failure to record any such information shall not limit or affect the obligations of Borrower under the Loan Documents.

Section 3.3 Unavailability of Rate. If, with respect to any LIBOR Rate Principal (as hereinafter defined) for an Interest Period (as hereinafter defined), Lender determines that no adequate basis exists for determining LIBOR or that LIBOR will not adequately and fairly reflect the cost to Lender of funding or maintaining the LIBOR Rate Principal for such Interest Period, or that any applicable Law, or compliance therewith by Lender, prohibits or restricts or makes impossible the making or maintenance of such LIBOR Rate Principal or the charging of interest on such LIBOR Rate Principal, and Lender so notifies Borrower, then until Lender notifies Borrower that the circumstances giving rise to such suspension no longer exist, such LIBOR Rate Principal shall automatically be deemed to be Base Rate Principal (as hereinafter defined), and the interest payable under the Loan shall be the Base Rate, either (a) on the last day of the corresponding Interest Period (if Lender determines that it may lawfully continue to utilize the LIBOR Rate to such day), or (b) immediately (if Lender determines that it may not lawfully continue to utilize the LIBOR Rate).

Section 3.4 Past Due Rate. If any amount payable by Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), such amount shall thereafter bear interest at the Past Due Rate (as hereinafter defined) to the fullest extent permitted by applicable Law. In addition, following any Event of Default, all Indebtedness shall bear interest at the Past Due Rate. In either case, accrued and unpaid interest or past due amounts (including interest on past due interest) shall be due and payable on demand, at a fluctuating rate per annum (the “Past Due Rate”) equal to the higher of (a) the Prime Rate (as hereinafter defined) plus five percent (5%), or (b) the LIBOR Rate (as hereinafter defined) plus five percent (5%).

Section 3.5 Additional Defined Terms. For purposes of this Note, the following terms shall have the meanings indicated, unless the context otherwise requires:

“Applicable Margin” means two percent (2%).

“Base Rate” means, on any day, a simple rate per annum equal to the sum of the Prime Rate for that day plus the Applicable Margin. Without notice to Borrower or anyone else, the Base Rate shall automatically fluctuate upward and downward as and in the amount by which the Prime Rate fluctuates.

“Base Rate Principal” means, at any time, the Principal Debt minus the portion, if any, of such Principal Debt that is LIBOR Rate Principal.

“Interest Period” means, with respect to any LIBOR Rate Principal, the period commencing on the date such LIBOR Rate Principal is disbursed or on the date on which the Principal Debt or any portion thereof is converted into or continued as such LIBOR Rate Principal, and ending on the date three (3) months thereafter; provided that:

(i)	each Interest Period must commence on a LIBOR Business Day;

(ii)	in the case of the continuation of LIBOR Rate Principal, the Interest Period applicable after the continuation of such LIBOR Rate Principal shall commence on the last day of the preceding Interest Period;

(iii)	the last day of each Interest Period and the actual number of days during the Interest Period shall be determined by Lender using the practices of the London interbank market; and

(iv)	no Interest Period shall extend beyond the Maturity Date, and any Interest Period that begins before the Maturity Date and would otherwise end after the Maturity Date shall instead end on the Maturity Date; and Borrower shall not incur any Consequential Loss (as hereinafter defined) if the Maturity Date shall end on a day that is not on the last day of an Interest Period.

“LIBOR Business Day” means a Business Day that is also a London Banking Day.

“LIBOR Margin” means two percent (2%)

“LIBOR Rate” means for any applicable Interest Period for any LIBOR Rate Principal, a simple rate per annum equal to the sum of the LIBOR Margin plus the applicable London Interbank Offered Rate.

“LIBOR Rate Principal” means any portion of the Principal Debt which bears interest at an applicable LIBOR Rate at the time in question.

“LIBOR Reserve Percentage” means, with respect to any applicable Interest Period, for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including basic, supplemental, emergency, special and marginal reserves) generally applicable to financial institutions regulated by the Federal Reserve Board comparable in size and type to Lender, in respect of “Eurocurrency liabilities” (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Rate Principal is determined), whether or not Lender has any Eurocurrency liabilities or such requirement otherwise in fact applies to Lender. The LIBOR Rate shall be adjusted automatically as of the effective date of each change in the LIBOR Reserve Percentage.

“London Banking Day” means a day on which banks in London are open for business and dealing in offshore dollars.

“London Interbank Offered Rate” means, with respect to any applicable Interest Period, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters or the Wall Street Journal (or other commercially available source providing quotations of BBA LIBOR as selected by Lender from time to time) at approximately 11:00 a.m. (London time) two (2) London Banking Days before the commencement of the Interest Period, for deposits in U.S. Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the rate for that Interest Period will be determined by such alternate method as reasonably selected by Lender.

“Prime Rate” means, on any day, the rate of interest per annum reported in The Wall Street Journal as the “prime rate” (or the average prime rate if a high and a low prime rate are therein reported) (or, if The Wall Street Journal is no longer in publication, such replacement publication as may be selected by Lender), and the Prime Rate shall change without notice with each change in such prime rate as of the date such change is reported.

Section 4. Prepayment.

(a) Borrower may prepay the Principal Debt, in full at any time or in part from time to time, provided that:

(i) Lender shall have actually received from Borrower prior irrevocable written notice (the “Prepayment Notice”) setting forth (A) Borrower’s intent to prepay, (B) the amount of principal that will be prepaid (the “Prepaid Principal”), and (C) the date on which the prepayment will be made, such Prepayment Notice to be received by Lender, in each case, on or prior to the date that is at least five (5) Business Days prior to the date of such proposed prepayment;

(ii)the Prepaid Principal shall be in the amount of $1,000 or a larger integral multiple of $1,000 (unless the prepayment retires the outstanding balance of this Note in full); and

(iii) each prepayment shall be in the amount of one hundred percent (100%) of the Prepaid Principal, plus accrued unpaid interest thereon to the date of prepayment (or the end of the month in which the prepayment is made), plus any other sums that have become due to Lender under the Loan Documents on or before the date of prepayment but have not been paid.

Section 5. Late Charges. If Borrower shall fail to make any payment under the terms of this Note within ten (10) business days after the date such payment is due (other than with respect to the payment due at maturity for which there is no grace period), Borrower shall pay to Lender on demand a late charge calculated at the Past Due Rate pursuant to Section 3.5. Such grace period shall not be construed as in any way extending the due date of any payment. The late charge is imposed for the purpose of defraying the expenses of Lender incident to handling such delinquent payment. This charge shall be in addition to, and not in lieu of, any other amount that Lender may be entitled to receive or action that Lender may be authorized to take as a result of such late payment.

Section 6. Certain Provisions Regarding Payments. All payments made under this Note shall be applied, to the extent thereof, to late charges, to accrued but unpaid interest and then to unpaid Amortized Principal Payments Whenever any payment under this Note or any other Loan Document falls due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day.

Section 7. Events of Default. The occurrence of any one or more of the following shall constitute an “Event of Default” under this Note:

(a) Borrower fails to pay when and as due and payable any amounts payable by Borrower to Lender under the terms of this Note and such failure continues for ten days.

(b) Any covenant, agreement or condition in this Note is not fully and timely performed, observed or kept, subject to any applicable grace or cure periods set forth in this Note.

(c) Borrower or Guarantor becomes subject to any bankruptcy of insolvency.

(d) Borrower or Guarantor sells or transfers all or substantially all its assets or there is a change in control of either the Borrower or the Guarantor.

Section 8. Remedies. Upon the occurrence of an Event of Default, Lender may at any time thereafter exercise any one or more of the following rights, powers and remedies:

(a) Lender may accelerate the Maturity Date and declare the unpaid principal balance and accrued but unpaid interest on this Note, and all other amounts payable hereunder and under the other Loan Documents, at once due and payable, and upon such declaration the same shall at once be due and payable.

(b) Lender may set off the amount owed by Borrower to Lender, whether or not matured and regardless of the adequacy of any other collateral securing this Note, against any and all accounts, credits, money, securities or other property now or hereafter on deposit with, held by or in the possession of Lender to the credit or for the account of Borrower, without notice to or the consent of Borrower.

(c) Lender may exercise any of its other rights, powers and remedies under this Note or at law or in equity including, but not limited to foreclosing upon the security provided for herein and availing itself of all other rights to possession and collection afforded pursuant to Lender’s security interest in such security, or enforcing the guaranty provided herein by the Guarantor.

Section 9. Remedies Cumulative .All of the rights and remedies of Lender under this Note and the other Loan Documents are cumulative of each other and of any and all other rights at law or in equity, and the exercise by Lender of any one or more of such rights and remedies shall not preclude the simultaneous or later exercise by Lender of any or all such other rights and remedies. No single or partial exercise of any right or remedy shall exhaust it or preclude any other or further exercise thereof, and every right and remedy may be exercised at any time and from time to time. No failure by Lender to exercise, nor delay in exercising, any right or remedy shall operate as a waiver of such right or remedy or as a waiver of any Event of Default.

Section 10. Costs and Expenses of Enforcement. Borrower agrees to pay to Lender on demand all costs and expenses incurred by Lender in seeking to collect this Note or to enforce any of Lender’s rights and remedies under the Loan Documents, including court costs and reasonable attorneys’ fees and expenses, whether or not suit is filed hereon, or whether in connection with bankruptcy, insolvency or appeal.

Section 11. Service of Process.

(a) Borrower hereby irrevocably designates and appoints Fred Wagenhals (CEO), AMMO, Inc., 7681 E. Gray Rd. Scottsdale, AZ 85260, as Borrower’s authorized agent to accept and acknowledge on Borrower’s behalf service of any and all process that may be served in any suit, action, or proceeding instituted in connection with this Note in any state or federal court sitting in the state which may exercise lawful jurisdiction over the Parties. If such agent shall cease so to act, Borrower shall irrevocably designate and appoint without delay another such agent in the State of Arizona satisfactory to Lender and shall promptly deliver to Lender evidence in writing of such agent’s acceptance of such appointment and its agreement that such appointment shall be irrevocable.

(b) Borrower hereby consents to process being served in any suit, action, or proceeding instituted in connection with this Note by (i) the mailing of a copy thereof by certified mail, postage prepaid, return receipt requested, to Borrower and (ii) serving a copy thereof upon the agent, if any, hereinabove designated and appointed by Borrower as Borrower’s agent for service of process. Borrower irrevocably agrees that such service shall be deemed to be service of process upon Borrower in any such suit, action, or proceeding. Nothing in this Note shall affect the right of Lender to serve process in any manner otherwise permitted by law and nothing in this Note will limit the right of Lender otherwise to bring proceedings against Borrower in the courts of any jurisdiction or jurisdictions, subject to any provision or agreement for arbitration or dispute resolution set forth in the Loan Agreement.

Section 12. Heirs, Successors and Assigns. The terms of this Note and of the other Loan Documents shall bind and inure to the benefit of the heirs, devisees, representatives, successors and assigns of the parties. The foregoing sentence shall not be construed to permit Borrower to, and Borrower shall not, assign the Loan, or its rights and obligations under this Note or any of the Loan Documents, except as otherwise expressly permitted under the other Loan Documents.

Section 13. General Provisions. Time is of the essence with respect to Borrower’s obligations under this Note, subject to applicable notice and/or cure periods. If more than one person or entity executes this Note as Borrower, all of said parties shall be jointly and severally liable for payment of the Indebtedness. Borrower and each party executing this Note as Borrower hereby severally (a) waive demand, presentment for payment, notice of dishonor and of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices (except any notices which are specifically required by this Note or any other Loan Document), filing of suit and diligence in collecting this Note or enforcing any of the security herefore; (b) agree to any substitution, subordination, exchange or release of any such security or the release of any party primarily or secondarily liable hereon; (c) agree that Lender shall not be required first to institute suit or exhaust its remedies hereon against Borrower or others liable or to become liable hereon or to perfect or enforce its rights against them or any security herefore; (d) consent to any extensions or postponements of time of payment on this Note for any period or periods of time and to any partial payments, before or after maturity, and to any other indulgences with respect hereto, without notice thereof to any of them; (e) submit (and waive all rights to object) to non-exclusive personal jurisdiction of any state or federal court sitting in the State of Arizona or the state and county in which payment on this Note is to be made for the enforcement of any and all obligations under this Note and the other Loan Documents; (f) waive the benefit of all homestead and similar exemptions as to this Note; (g) agree that their liability under this Note shall not be affected or impaired by any determination that any title, security interest or lien taken by Lender to secure this Note is invalid or unperfected; and (h) subordinate to the Loan and the Loan Documents any and all rights against Borrower and any security for the payment on this Note, whether by subrogation, agreement or otherwise, until this Note is paid in full. A determination that any provision of this Note is unenforceable or invalid shall not affect the enforceability or validity of any other provision and the determination that the application of any provision of this Note to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances. This Note may not be amended except in a writing specifically intended for such purpose and executed by the party against whom enforcement of the amendment is sought. Title and headings in this Note are for convenience only and shall be disregarded in construing it. Whenever a time of day is referred to herein, unless otherwise specified such time shall be the local time of the place where payment on this Note is to be made.

Section 14. Notices. Any notice, request, or demand to or upon Borrower or Lender shall be deemed to have been properly given or made when delivered in accordance with the terms of this Note and the Amended APA regarding notices.

Section 15. No Usury. It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Lender to contract for, charge, take, reserve, or receive a greater amount of interest than under state law) and that this Section shall control every other covenant and agreement in this Note and the other Loan Documents. If applicable state or federal law should at any time be judicially interpreted so as to render usurious any amount called for under this Note, or contracted for, charged, taken, reserved, or received with respect to the Loan, or if Lender’s exercise of the option to accelerate the Maturity Date, or if any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by applicable law, then it is Lender’s express intent that all excess amounts theretofore collected by Lender shall be credited on the principal balance of this Note, and the provisions of this Note shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Lender for the use or forbearance of the Loan shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan.

Section 16. Lost Note. Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of this Note or any other security document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of this Note or other security document, Borrower will issue, in lieu thereof, a replacement note or other security document in the same principal amount thereof and otherwise of like tenor.

Section 17. Choice of Law. This Note and its validity, enforcement and interpretation shall be governed by the laws of the State of Delaware (without regard to any principles of conflicts of laws) and applicable United States federal law.

Section 18. Waiver of Jury Trial. BORROWER AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF LENDER RELATING TO THE ADMINISTRATION OF THE LOAN EVIDENCED BY THIS NOTE OR ENFORCEMENT OF THE LOAN DOCUMENTS EVIDENCING AND/OR SECURING THE LOAN, AND AGREE THAT NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. BORROWER CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR LENDER TO ACCEPT THIS NOTE AND MAKE THE LOAN.

Section 19. Venue; Jurisdiction. BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS NOTE OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF ARIZONA OR WISCONSIN OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT. BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT FORUM.

Section 20. Obligations Joint and Several. If Borrower is comprised of more than one Person, the obligations of such Persons under this Note shall be joint and several.

Section 21. Counterparts. If this Note is to be executed by more than one Person, then this Note may be executed in one or more counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, Borrower has duly executed this Note under seal as of the date first above written.

Borrower:

Enlight Group II, LLC

By:	/s/ Fred Wagenhals
Name:	Fred Wagenhals
Title:	Managing Member – AMMO, Inc. (CEO)

Guarantor: AMMO, Inc.

By:	/s/ Fred Wagenhals
Name:	Fred Wagenhals
Title:	CEO